UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2014

Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Curaçao	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat Curaçao	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-59-99-465-8525

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Doug Rice as Chief Accounting Officer

On September 4, 2014, Doug Rice joined Orthofix International N.V. (the “Company”) as Chief Accounting Officer. Mr. Rice, 49, has over 25 years of experience in financial leadership roles in multiple industries. He joins the Company from Vision Source and Smile Source, a private equity-backed optometric and dental network provider, where he has served since 2012 as Senior Vice President and Chief Financial Officer. Mr. Rice served as the Vice President Finance, Treasurer of McAfee, a security technology company, from 2007 to 2012, when it was acquired by Intel. From 2000 to 2007, he served as the Senior Vice President, Corporate Controller of Concentra, Inc., a national healthcare service provider. Mr. Rice was the Vice President, Finance of la Madeleine French Bakery and Café, a restaurant chain with locations in multiple metropolitan areas, from 1996 to 1999. From 1994 to 1996, he was Director of Finance at Allied Marketing Group, an international direct mail marketer. Mr. Rice also served as an Audit Manager at PricewaterhouseCoopers (formerly Coopers & Lybrand) between 1988 and 1993. He is a certified public accountant, and received both an MBA and BBA from Southern Methodist University.

Employment Agreement with Mr. Rice

The Company, through its subsidiary Orthofix Inc. (the “Subsidiary”), has entered into an employment agreement with Mr. Rice as of the Employment Date (the “Employment Agreement”), which has been approved by the Compensation Committee of the Board (the “Compensation Committee”). The Employment Agreement provides that Mr. Rice shall serve as Chief Accounting Officer of each of the Company and the Subsidiary. The initial term of the agreement continues through July 1, 2015, with automatic one-year renewals commencing on July 1, 2015, and on each July 1 thereafter, unless either party notifies the other party of its intention not to renew the agreement at least 90 days prior to the next July 1 renewal date. The agreement further provides that if a change of control (as that term is defined in the agreement) occurs during the initial term or during any renewal term, the agreement will automatically be extended for two years from the date of such change of control.

The agreement provides that Mr. Rice will receive an annual base salary during the term of no less than $250,000 per year, a target bonus opportunity under the Company’s annual incentive plan of at least 35% of his then-current base salary, and an opportunity to earn a maximum bonus under such plan of not less than 60% of his then-current base salary. Mr. Rice will also receive a $10,000 sign on bonus within 14 days of his appointment.

As an inducement to Mr. Rice entering into employment with the Company, the agreement provides that Mr. Rice will receive, and the Compensation Committee has granted to Mr. Rice, stock options to purchase 10,000 shares of the Company’s common stock (“Common Stock”), as well as 2,500 restricted shares of Common Stock. The stock options and restricted stock were each granted pursuant to the Company’s 2012 Long-Term Incentive Plan and vest in 1/4th increments on each of September 4, 2015, 2016, 2017 and 2018.

Mr. Rice is generally entitled to the following in the event of a termination prior to the end of the term as a result of (i) death, (ii) disability (as defined in the agreement), (iii) termination by Mr. Rice for “good reason” (as defined in and pursuant to the terms of the agreement), or (iv) termination by the Company without “cause” (as defined in and pursuant to the terms of the agreement):

•	Any unpaid base salary and accrued vacation owing through the date of termination.

•	The pro rata amount of any incentive compensation for the fiscal year of his termination of employment (based on the number of business days he is actually employed during the fiscal year in which the termination of employment occurs) based on the achievement of the goals (as that term is defined in the agreement) for the calendar year of his termination.

•	An amount equivalent to 100% of his “base amount” (as that term is defined in the agreement). This multiple increases to 150% for payments triggered following a change of control. Under the agreement, “base amount” means an amount equal to the sum of:

(1)	Mr. Rice’s annual base salary at the highest annual rate in effect at any time during the term of employment; and

(2)	the lower of:

•	Mr. Rice’s target bonus in effect during the fiscal year in which termination of employment occurs, and

•	(a) the average of his annual incentive plan bonuses actually earned for the two years ending immediately prior to the year in which termination of employment occurs or (b) if greater, the average of his annual incentive plan bonuses actually earned for the two years ending immediately prior to a change of control or potential change of control (as those terms are defined in the agreement), provided that in the case of each (a) and (b), further equitable adjustments will be made to reflect that Mr. Rice was not an employee in 2012 and 2013, and that he will be employed for less than all of the 2014 calendar year.

•	If he elects COBRA in a timely manner, for the lesser of 12 months after termination or until he secures coverage from new employment, he will receive a monthly cash payment equal to the cost of continuation of coverage under the Company’s medical and dental benefit plans in which he was participating at the time of termination of employment. This payment period is increased from 12 months to 18 months following a change of control.

•	$12,500 for use towards outplacement services.

The agreement contains confidentiality, non-competition and non-solicitation covenants effective so long as Mr. Rice is an employee and for a period of twelve months after employment is terminated (or, in the event of termination following a change of control, for eighteen months after employment is terminated). The agreement also contains confidentiality and assignment of inventions provisions that last indefinitely.

The foregoing does not constitute a complete summary of the terms of the Employment Agreement, and is qualified in its entirety by reference to the text of the Employment Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

As previously disclosed, the Company has delayed the filing of its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2014 as it prepares a restatement of certain previously issued consolidated financial statements. As a result, the Company is currently out of compliance with NASDAQ Stock Market Listing Rule 5250(c)(1) and its common stock is subject to delisting by NASDAQ.

On September 6, 2014, the Company received a letter from NASDAQ’s Office of General Counsel stating that a NASDAQ Hearings Panel has granted the Company’s request for a stay of the delisting of the Company’s common stock until such time as the NASDAQ Hearings Panel makes a decision on the merits following a hearing, which hearing has been scheduled for October 2, 2014. The letter further states that, accordingly, the Company’s common stock will continue to trade on the NASDAQ Stock Market pending the October 2, 2014 hearing and the issuance of a final decision by the NASDAQ Hearings Panel thereafter.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement, entered into and effective as of September 4, 2014, by and between Orthofix Inc. and Doug Rice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.

By:	/s/ Jeffrey M. Schumm
Jeffrey M. Schumm Chief Administrative Officer, General Counsel and Corporate Secretary

Date: September 8, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, entered into and effective as of September 4, 2014, by and between Orthofix Inc. and Doug Rice.